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                          GARDNER, CARTON & DOUGLAS
                            321 North Clark Street
                         Chicago, Illinois 60610-4795


                                 March 14, 2001



Prudential Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077


Prudential International Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

     RE: REORGANIZATION OF PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC. AND PRUDENTIAL INTERNATIONAL BOND FUND, INC.

Ladies and Gentlemen:

     We are outside counsel to Prudential International Bond Fund, Inc. ("International Bond Fund"), a Maryland corporation, and Prudential Global Total Return Fund, Inc. ("Global Total Return Fund"), a Maryland corporation (each of International Bond Fund and Global Total Return Fund, a "Fund"). An Agreement and Plan of Reorganization and Liquidation (the "Agreement") has been approved by the Boards of each Fund pursuant to which International Bond Fund will transfer to Global Total Return Fund substantially all of the assets of International Bond Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Global Total Return Fund and the assumption by Global Total Return Fund of the liabilities, if any, of International Bond Fund whether or not incurred in the ordinary course of business. International Bond Fund will then distribute the Class A, Class B, Class C, and Class Z shares of Global Total Return Fund acquired in the exchange to the respective International Bond Fund Class A, Class B, Class C, and Class Z shareholders, and International Bond Fund will file Articles of Dissolution with the state of Maryland and liquidate pursuant to the Agreement (the "Reorganization").

     You have requested our opinion as to certain federal income tax consequences of the Reorganization. The opinion that follows is based on the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), judicial decisions, administrative rulings and regulations, and such other sources of legal authority as we deemed necessary to consult in rendering this opinion. The opinion is also based on (i) factual representations, including those set forth on Exhibits A and B hereto, (ii) the representations made by the parties in the Agreement, and (iii) our understanding that the Reorganization will take place substantially as set out in the Agreement and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 filed by Global Total Return Fund with the Securities and Exchange Commission on March 14, 2001 in connection with the meeting of shareholders of International Bond Fund currently scheduled to be held on April 19, 2001.


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Prudential Global Total Return Fund, Inc.
Prudential International Bond Fund, Inc.
March 14, 2001
Page 2

                           SUMMARY OF THE TRANSACTION

     In the Reorganization, International Bond Fund will transfer substantially all of its assets and liabilities to Global Total Return Fund in exchange for an equal value of Class A, Class B, Class C, and Class Z voting shares of Global Total Return Fund. International Bond Fund will then distribute as a liquidating distribution to its shareholders all of such Class A, Class B, Class C, and Class Z shares of Global Total Return Fund in exchange for and in cancellation of each respective outstanding Class A, Class B, Class C, and Class Z share of International Bond Fund, and International Bond Fund will dissolve and liquidate pursuant to the Agreement.

                                BUSINESS PURPOSE

     Our opinion is based in part upon our understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of International Bond Fund and Global Total Return Fund as is represented on Exhibits A and B hereto. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                 REPRESENTATIONS

     In rendering our opinion, we are, with your permission, assuming that the transaction will occur substantially as described in the Agreement and the Proxy Statement. We are also relying upon the additional representations which have been certified to us by International Bond Fund and Global Total Return Fund, as set forth on Exhibits A and B hereto.

                                     OPINION

     Based upon the foregoing, the representations contained in Exhibits A and B hereto, and our review of the relevant legal authorities, it is our opinion that:

     1. The acquisition by Global Total Return Fund of substantially all of the assets of International Bond Fund in exchange solely for voting shares of Global Total Return Fund and the assumption by Global Total Return Fund of International Bond Fund's liabilities, if any, followed by the distribution of Global Total Return Fund's voting shares by International Bond Fund pro rata to its shareholders, as a liquidating distribution, and the liquidation of International Bond Fund pursuant to the Agreement and constructively in exchange for the shareholders' International Bond Fund shares, will constitute a reorganization within the meaning of Section 368(a) of the Code, and International Bond Fund and Global Total Return Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     2. International Bond Fund's shareholders will recognize no gain or loss upon the receipt of Class A, Class B, Class C, and Class Z shares of Global Total Return Fund solely in exchange for and in cancellation of International Bond Fund shares of common stock, as described above and in the Agreement. Code
Section 354(a)(1).

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Prudential Global Total Return Fund, Inc.
Prudential International Bond Fund, Inc.
March 14, 2001
Page 3


     3. No gain or loss will be recognized by International Bond Fund upon the transfer of substantially all of its assets to Global Total Return Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Global Total Return Fund and the assumption by Global Total Return Fund of International Bond Fund's liabilities, if any. IRC Sections 361(a) and 357(a). In addition, no gain or loss will be recognized by International Bond Fund on the distribution of such shares to the International Bond Fund shareholders in liquidation of International Bond Fund. Code Section 361(c)(1).

     4. No gain or loss will be recognized by Global Total Return Fund upon the acquisition of International Bond Fund's assets in exchange solely for Class A, Class B, Class C, and Class Z shares of Global Total Return Fund and the assumption of International Bond Fund's liabilities, if any. Code
Section 1032(a).

     5. Global Total Return Fund's basis in the assets acquired from International Bond Fund will be the same as the basis of such assets in the hands of International Bond Fund immediately before the Reorganization, and the holding period of such assets acquired by Global Total Return Fund will include the holding period thereof when held by International Bond Fund immediately before the Reorganization. Code Sections 362(b) and 1223(2).

     6. International Bond Fund shareholders' basis in the Class A, Class B, Class C, and Class Z shares of Global Total Return Fund to be received by them pursuant to the Reorganization will be the same as their respective basis in the Class A, Class B, Class C, and Class Z shares of International Bond Fund to be constructively surrendered in exchange therefor. Code Section 358(a)(1).

     7. The holding period of Global Total Return Fund shares to be received by International Bond Fund shareholders will include the period during which International Bond Fund shares to be constructively surrendered in exchange therefor were held, provided such International Bond Fund shares were held as capital assets by those shareholders on the date of the Reorganization.
Code Section 1223(1).

         You should be aware that this opinion is not binding on the Internal Revenue Service or the courts and that no ruling of the Internal Revenue Service has been requested. No opinion is expressed concerning the state, local or foreign tax consequences of the Reorganization.

         This opinion is being delivered to you pursuant to paragraph 8.6 of the Agreement.


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Prudential Global Total Return Fund, Inc.
Prudential International Bond Fund, Inc.
March 14, 2001
Page 4


     We hereby give you our consent to your inclusion of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 filed by Global Total Return Fund with the Securities and Exchange Commission and to the references to our firm contained in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,


                                            /s/ Gardner, Carton & Douglas